Exhibit 24.1

POWER OF ATTORNEY

WHEREAS, the undersigned officers and directors of Center Bancorp, Inc. desire to authorize Anthony C. Weagley, Joseph Gangemi and Stephen Mauger to act as their attorneys-in-fact and agents, for the purpose of executing and filing the Registration Statement described below, including all amendments and supplements thereto,

NOW, THEREFORE,

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Anthony C. Weagley, Joseph Gangemi and Stephen Mauger, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to sign the Registration Statement on Form S-3 of Center Bancorp, Inc. registering common stock, preferred stock, warrants, debt securities, depositary shares and units for sale pursuant to Rule 415 of the Securities and Exchange Commission (the “SEC”) and any and all amendments and supplements to such registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this power of attorney in the following capacities as of March 25, 2010.

/s/ Alexander A. Bol	/s/ Phyllis Klein
Alexander A. Bol	Phyllis Klein
Chairman of the Board	Director

/s/ John J. Delaney, Jr.	/s/ James J. Kennedy
John J. Delaney, Jr.	James J. Kennedy
Director	Director

/s/ Howard Kent	/s/ Elliot I. Kramer
Howard Kent	Elliot I. Kramer
Director	Director

/s/ Nicholas Minoia	/s/ Harold Schecter
Nicholas Minoia	Harold Schechter
Director	Director

/s/ Lawrence B. Seidman	/s/ William A. Thompson
Lawrence B. Seidman	William A. Thompson
Director	Director

/s/ Raymond Vanaria
Raymond Vanaria
Director

/s/ Stephen J. Mauger	/s/ Anthony C. Weagley
Stephen J. Mauger	Anthony C. Weagley
Chief Financial and Accounting Officer	President and Chief Executive Officer